                                ISP Holdings Inc.
                        c/o ISP Management Company, Inc.
                                 1361 Alps Road
                             Wayne, New Jersey 07470



                                 January 1, 1997



[NAME]
[ADDRESS]

Dear Optionee:

         ISP Holdings Inc. (the "Company") hereby agrees with you as follows:

1.   Option to Purchase.

     (a) Subject to the terms and conditions of this Agreement, the Company hereby grants you the option (the "Option") to purchase ______ shares of the Company's Series A Cumulative Redeemable Convertible Preferred Stock ("Preferred Stock"), $.01 par value (the "Preferred Shares"), for a purchase price per Preferred Share equal to the product of (i) $100 multiplied by (ii) a fraction
(1) the numerator of which is the Book Value (as hereinafter defined) immediately after giving effect to the Spin-Off Transactions (as hereinafter defined) and (2) the denominator of which is the GAF Book Value (as hereinafter defined) (such product being referred to herein as the "Exercise Price"). The Preferred Shares shall have the rights and preferences set forth in the Certificate of Designation, the form of which is attached as Exhibit A hereto (the "Certificate of Designation"). The Company agrees to file the Certificate of Designation with the Secretary of State of the State of Delaware on or prior to March 31, 1997. For purposes of Section 6 of the Certificate of Designation,
(i) the "Applicable Date" with respect to any Preferred Shares purchased by you upon exercise of the Option shall be [date of initial grant of GAF option or GAF SAR in connection with which ISP Holdings option is being granted], (ii) the "Applicable Rate" shall mean six percent (6%) per annum and (iii) the "Base Book Value" shall mean the ISPHI Book Value as defined in that certain agreement (the "GAF SAR Agreement"), dated as of the date hereof, pursuant to which GAF (as hereinafter defined) granted to you a stock appreciation right (the "GAF SAR") based upon the appreciation in value of _____ shares of GAF Common Stock (as hereinafter defined).

     (b) For purposes of this Agreement, the following terms have the meanings specified in this Section 1(b):

            (i) "Book Value" means, as of any date of determination, the book value per share of the common stock ("Common Stock"), par value $.001 per share,

of the Company as of that date, as determined in accordance with generally accepted accounting principles after charges such as declaration of dividends on any capital stock of the Company or payments with respect to repurchases by the Company of any capital stock from holders thereof but excluding (1) any amounts reflecting the liquidation preferences of any outstanding preferred stock of the Company, (2) any reductions resulting from purchases of GAF's capital stock by persons who participated in promoting the "Acquisition" referred to in the Prospectus dated March 24, 1989 relative to the GAF Common Stock and certain other securities of GAF (predecessor cost basis adjustment), (3) any charges relating to amortization of goodwill and other intangibles arising from the Acquisition and related transactions, (4) that portion of depreciation charges attributable to the write-up of assets as a result of the application of purchase accounting in connection with the Acquisition and (5) any charges relating to amortization of deferred financing costs and expenses incurred in connection with the Acquisition; provided, however, that (i) any adjustments to the Book Value shall include the tax effects, if any, associated therewith, (ii) any charges specified in subclauses (3), (4) or (5) above, relating to a business or assets of the Company or any of its subsidiaries, which charges shall have been incurred on or after the date of the Acquisition but which, because of the operation of said subclauses (3), (4) and/or (5), shall not theretofore have been included in the calculation of the Book Value, shall be so included following a transaction involving such business or assets that, in accordance with the next sentence, is deemed a sale or disposition thereof, and
(iii) for purposes of clause (ii), an asset, liability or charge not exclusively attributable to the specific business or assets deemed to have been sold or otherwise disposed of shall, if attributable to such business or assets and to other businesses or assets, be deemed to relate to the business or assets sold or otherwise disposed of and to such other businesses or assets pro rata based on relative business and assets values immediately following consummation of the Acquisition; and provided further, that, in calculating the Book Value, if any stock appreciation rights issued by the Company based upon appreciation in value of shares of Common Stock are outstanding at the time of calculation, the shares of Common Stock upon which such appreciation in value is based ("SAR Shares") shall be deemed outstanding. The Board of Directors of the Company shall determine (i) whether a transaction involving a business or assets of the Company or any of its subsidiaries is a sale or disposition for purposes of the definition and calculation of the Book Value and (ii) if such transaction is a sale or disposition, the amount of the gain or loss thereon. The gain or loss on any sale or disposition shall be the actual economic benefit to GAF from such transaction, as determined by the Board of Directors of the Company.

            (ii) "GAF" means GAF Corporation, a Delaware corporation.

            (iii) "GAF Book Value" means the book value per share of GAF Common Stock immediately prior to the consummation of the Spin-Off Transactions, as determined in accordance with the GAF SAR Agreement.

            (iv) "GAF Common Stock" means common stock, par value $.001 per share, of GAF.


            (v) "Market Price" as of any date means the average of the daily market prices per share of Common Stock for the fifteen (15) consecutive business days immediately preceding such date. The daily market price for each such business day shall be (1) the last sale price on such day on the principal stock exchange on which the Common Stock is then listed or admitted to trading,
(2) if no sale takes place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange, (3) if the Common Stock is not then listed or admitted to trading on any stock exchange, the average of the last reported closing bid and asked prices furnished by the National Association of Securities Dealers Automated Quotation System or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business or
(v) if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Company.

            (vi) "Spin-Off Transactions" means the series of transactions that shall result in, among other things, each holder of a share of GAF Common Stock receiving one share of Common Stock for each share of GAF Common Stock held by such holder.

     (c) The Option shall vest and become exercisable commencing on the following dates: as to 25% of the Preferred Shares on [two and one-half years from date of grant](1) , as to an additional 15% of the Preferred Shares on _____ in each of [three and one-half years after date of grant] through [six and one-half years after date of grant] and as to the remainder of the Preferred Shares on [seven years after date of grant], in each case to the extent that you are employed by the Company or its affiliates on such date.

     (d) The Option will terminate on the earlier of (i) 30 days after the termination of your employment with the Company and its affiliates for any reason other than your death or permanent disability or (ii) one year after the termination of your employment with the Company and its affiliates as a result of your death or permanent disability. You will be deemed to be permanently disabled if you become physically or mentally incapacitated or disabled to the extent that you are unable to perform for the Company or its affiliates substantially the same services as you performed prior to incurring such incapacity or disability (the Company, at its option and expense, being entitled to retain a physician reasonably acceptable to you to confirm the existence of the incapacity or disability, and the determination of that physician being binding upon the Company and you), and your incapacity or disability continues for a period of six consecutive months; provided, however, that if at the time of your permanent disability you are a party to an employment agreement with the Company or any of its affiliates that contains a definition of disability that is inconsistent with the provisions hereof, the definition contained in that employment agreement shall govern for purposes of this Section 1(d). In the event of your death or disability, the Option may be exercised by your executors or personal representatives; provided, however, that such persons shall be bound by the provisions of this Agreement, including, without limitation, Sections 3 and 4, as if they were parties to this Agreement.


     (e) If a Sale Transaction (as hereinafter defined) occurs with respect to International Specialty Products Inc. ("ISP") or its direct or indirect parent or Building Materials Corporation of America or its direct or indirect parent and you are employed by the entity with respect to which such Sale Transaction shall have occurred or any subsidiary thereof and you are not offered


---------------
(1) For all purposes, the date of grant is deemed to be the date of initial grant of the GAF SAR or option in connection with which ISP Holdings option is being granted.
                                       4
employment by an entity controlled by Samuel J. Heyman, a member of Mr. Heyman's immediate family, a partnership, limited liability company, trust or other entity established for the benefit of a member or members of Mr. Heyman's immediate family or their respective affiliates (a "Heyman Entity") on terms substantially similar to those pursuant to which you were employed prior to such Sale Transaction then, irrespective of any other provision of this Agreement, the Option shall vest and become fully exercisable upon consummation of such Sale Transaction. If you are offered employment with a Heyman Entity following such Sale Transaction on the terms specified in the immediately preceding sentence, you accept such employment, such employment is terminated by the Heyman Entity (other than for Cause (as hereinafter defined)) [and such termination occurs (i)]2 within twelve (12) months following the consummation of such Sale Transaction, then, irrespective of any other provision of this Agreement, the Option shall vest and become fully exercisable upon such termination of your employment [or (ii) more than twelve (12) months following the consummation of such Sale Transaction, but prior to [two and one half years after date of grant], then, irrespective of any other provision of this Agreement, the Option shall vest and become exercisable as to 25% of the Preferred Shares]2. Any of the events specified in the two immediately preceding sentences shall be referred to herein as an "Acceleration Event". Notwithstanding any provision contained in the Certificate of Designation, if an Acceleration Event shall have occurred and you shall convert any Preferred Shares into Common Shares (as defined in Section 2) on a date on which, absent the occurrence of such Acceleration Event, the Option would not have been fully vested [(or, in the case of clause (ii) of the immediately preceding sentence, vested as to 25% of the Preferred Shares)]2, the date of such conversion shall be deemed to be, for purposes of determining the Interest Amount pursuant to
Section 6 of the Certificate of Designation, the date on which the Option would have been fully vested [(or, in the case of clause (ii) of the immediately preceding sentence, vested as to 25% of the Preferred Shares)](2) absent the occurrence of such Acceleration Event. "Sale Transaction" shall mean, with respect to any entity, the sale by such entity (by stock sale, asset sale (including, without limitation, by sale of stock or assets of a subsidiary of such entity), merger or consolidation or otherwise) of all or substantially all of such entity's assets. "Cause"


----------

(2) Provided in certain agreements
shall mean (i) the commission of a felony, the commission of a misdemeanor involving moral turpitude or the commission of any other act involving dishonesty, disloyalty or fraud with respect to your employer or any affiliate thereof, (ii) substantial and repeated failure by you to perform your duties,
(iii) gross negligence or willful misconduct with respect to your employer or any affiliate thereof or (iv) a material breach of any of the terms or provisions of any employment agreement to which you may be party; provided, however, that if at the time of termination of the Grantee's employment the Grantee is a party to an employment agreement with the Heyman Entity that contains a definition of Cause that is inconsistent with the provisions hereof, the definition contained in that employment agreement shall govern for purposes of this Agreement.

     (f) The Option shall not be exercisable after its expiration. Prior thereto, the vested portion of the Option may be exercised in whole or in part at any time or from time to time.

     (g) Unless otherwise agreed to by the Company and you, the purchase price for the Preferred Shares shall be paid by you to the Company in full upon exercise of the Option, in cash or by certified or official bank check or wire transfer.

     (h) The Company hereby represents and warrants to you that, upon the issuance and purchase of (and payment for) the Preferred Shares, the Preferred Shares shall be duly authorized, validly issued, fully paid and nonassessable.

2. Legend on Certificates. Each stock certificate of the Company issued to represent any Preferred Shares, or shares of the Common Stock issued upon conversion of the Preferred Shares (the shares of Common Stock issued upon conversion of the Preferred Shares being referred to herein as the "Common Shares"), shall bear the following (or a substantially equivalent) legend on its face or reverse side:

          "These securities have not been registered under the Securities Act of 1933, as amended, or under the applicable securities laws of any other jurisdiction. These securities may not be sold unless registered under the Securities Act of 1933, as amended, and any other applicable securities laws, unless an exemption from such registration is available. In addition, the transfer of these securities is subject to restrictions set forth in an Option Agreement, dated as of January 1, 1997, and any amendments thereto, a copy of which is available for inspection at the office of the Company."

     Any stock certificate issued at any time in exchange or substitution for any certificate bearing such legend shall also bear the same legend, unless and to the extent, in the opinion of counsel acceptable to the Company (which counsel may be an employee of the Company or its affiliates), the Preferred Shares or Common Shares, as the case may be, represented thereby are no longer subject to the restrictions referred to in such legend. For purposes of this Agreement, the term "Preferred Shares" and "Common Shares" shall mean any securities or property into which the Preferred Shares or Common Shares, as the case may be, may be converted or exchanged pursuant to a recapitalization, stock split, combination, reorganization, merger, exchange or similar transaction occurring after the date hereof.

3. Transfer of Preferred Shares.

     (a) You agree that you will not, prior to [seventh anniversary after date of grant], directly or indirectly, sell, pledge, give, bequeath, transfer, assign or in any other way whatsoever encumber or dispose of (hereinafter collectively called "transfer") any Preferred Shares or Common Shares or any interest therein, or any stock certificate representing, or any voting trust certificate issued with respect to, any Preferred Shares or Common Shares (voluntarily, involuntarily, by operation of law or otherwise), except as otherwise permitted by this Agreement or as may be specifically authorized by the Board of Directors of the Company.

     (b) If, after [seventh anniversary after date of grant], you desire to sell any of your Preferred Shares or Common Shares, you must first offer to sell to the Company such Preferred Shares at the Exercise Price, plus accrued and unpaid dividends to the purchase date, and such Common Shares at their Book Value or, if securities of the same class of the Common Shares are then registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Market Price, in either case determined as of the end of the calendar quarter in which the offer is made. You must notify the Company in writing of the number of Preferred Shares and/or Common Shares you wish to sell (the "Sale Notice"). Upon receipt of your Sale Notice, the Company shall have the option, exercisable for 30 days after the Company receives the Sale Notice (the "Option Period"), to purchase all (but not less than all) of the Preferred Shares and Common Shares specified in the Sale Notice. The option may be exercised by giving notice to you within the Option Period. If the Company elects to purchase the Preferred Shares and Common Shares you have offered, it shall be obligated to purchase, and you will be obligated to sell, those Preferred Shares and Common Shares at the price and on the terms described above. If the Company does not elect to purchase the Preferred Shares and Common Shares you have offered, and if otherwise permitted under this Section 3, you may, at any time thereafter within a period of 120 days after the expiration of the Option Period, transfer those Preferred Shares and Common Shares to any party; provided, however, that, in the event that you have not transferred the Preferred Shares and Common Shares within 120 days after expiration of the Option Period, then any transfer of those Preferred Shares and Common Shares shall thereafter again be subject to all of the restrictions contained in this

Section 3.

     (c) You understand that neither the Preferred Shares nor the Common Shares have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of certain states, in reliance upon specific exemptions from registration thereunder, and you agree that your Preferred Shares and Common Shares may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance with the Securities Act and applicable state securities laws and the restrictions of this Agreement on the transfer thereof. You have been advised that the Company has no obligation and does not intend to cause the Preferred Shares or Common Shares to be registered under the Securities Act or to comply with any exemption under the Securities Act, including but not limited to that set forth in Rule 144 promulgated under the Securities Act, that would permit them to be sold by you. You understand that it is not anticipated that there will be any market for resale of the Preferred Shares or Common Shares and that it may not be possible for you to liquidate an investment in the Preferred Shares or Common Shares. You understand the legal consequences of the foregoing to mean that you must bear the economic risk of your investment therein except as otherwise provided in this Agreement. You agree that you will not transfer any Preferred Shares or Common Shares except in compliance with the Securities Act. The Company will not transfer on its books any certificate representing Preferred Shares or Common Shares in violation of the provisions of this Agreement.

4. Purchase and Sale of Common Stock.

     (a) In the event that you are not employed by the Company and its affiliates for any reason on or after the date hereof (any such date of leaving is called the "Termination Date"), you may, at your option, exercisable by a notice delivered to the Company during the Put/Call Period, elect to sell and, upon the giving of the notice, you shall be obligated to sell, and the Company shall be obligated to purchase all, but not less than all, the Common Shares owned by you at the time such notice is given, at their Book Value or, if securities of the same class as the Common Shares are then registered under the Exchange Act, the Market Price, in either case determined as of the last day of the calendar quarter during which such notice is given to the Company.

     (b) In each calendar year you may, at your option, exercisable by notice delivered to the Company on or before March 31 of that year, elect to sell and, upon the giving of the notice, the Company shall be obligated to purchase and you shall be obligated to sell, as many Common Shares owned by you as you may elect to sell, at their Book Value or, if securities of the same class of the Common Shares are then registered under the Exchange Act, the Market Price, in either case determined as of the last day of the preceding year, provided that you have owned such Common Shares for at least six months prior to the date on which you make such election.


     (c) In the event that you are not employed by the Company and its affiliates for any reason on or after the date hereof, the Company may, at its option, exercisable by notice delivered to you during the Put/Call Period, elect to purchase and, upon the giving of the notice, you shall be obligated to sell and the Company shall be obligated to purchase all, but not less than all, the Common Shares owned by you at the time such notice is given, at their Book Value or, if securities of the same class of the Common Shares are then registered under the Exchange Act, the Market Price, in either case determined as of the last day of the calendar quarter during which such notice is given to you. This
Section 4(c) shall not apply to Common Shares that are freely tradeable under the Securities Act.

     (d) As used herein, the "Put/Call Period" shall mean the 30-day period commencing with the later of (i) the date which is six months after the date on which the Common Shares are issued to you upon conversion of Preferred Shares owned by you or (ii) the Termination Date.

     (e) Notwithstanding the foregoing, you shall not be entitled to require the Company to purchase the Common Shares or any portion thereof under Section 4(a) or 4(b), and the Company shall not be entitled to purchase Common Shares pursuant to Section 4(c), unless you exercise the comparable right to require GAF to purchase a like portion of, or GAF exercises the comparable right to purchase, as applicable, the GAF SAR. Any negative value of either the Common Shares or the GAF SAR shall be offset against the purchase price of the other security; provided, however, that (i) any negative value of the GAF SAR shall not be offset against the value of the Common Shares if a Sale Transaction with respect to the Company shall have occurred and (ii) if such offset is effected and the aggregate net value of such securities is less than zero, then the aggregate value of both securities shall be deemed to be zero.

     (f) In the event that a purchase of Common Shares by the Company pursuant to this Section 4 shall be prohibited or would cause a default under the terms of any institutional credit agreement, indenture or other like instrument with respect to the borrowing of money (in each case as the same may be amended from time to time), or in the opinion of the Board of Directors of the Company would not be feasible due to the impairment of the financial ability of the Company that would result from the satisfaction of all notices then and theretofore given under similar provisions of agreements with other holders of Preferred Shares or similar provisions of agreements between the Company and holders of Common Stock and holders of stock appreciation rights based on shares of Common Stock, then your obligation to deliver Common Shares and the Company's obligation to pay the purchase price shall be suspended until such prohibition, default or impairment lapses or is waived or cured. In such event the price to be paid by the Company for your Common Shares shall be the greater of (i) the price that would have been paid had the purchase been completed without deferral or (ii) the Book Value as of the last day of the calendar quarter preceding the quarter during which such prohibition, default or impairment lapses or is cured.


5. Terms of Payment, Etc.

     (a) Any sales and purchases pursuant to Section 3 or 4 shall take place at the principal executive offices of the Company within thirty (30) days after the later of (i) if applicable, the date on which the Book Value or Market Price, as the case may be, on which the purchase price is based is determined or (ii) the date on which the right to sell or purchase is exercised.

     (b) The purchase price payable by the Company under Section 3 or 4 shall be paid by the Company to you in full, in cash or by certified or official bank check or wire transfer, at the closing pursuant to such Section.

     (c) Any Preferred Shares or Common Shares sold pursuant to Section 3 or
Section 4 shall be delivered by you to the Company at the closing, free and clear of all liens, charges and encumbrances of any kind. In addition, you shall take such actions as the Company shall request as may be necessary to vest in the Company at the closing good and marketable title to the Preferred Shares and/or Common Shares being sold, free and clear of all liens, charges and encumbrances.

6. Deposit of Amount in Trust.

            If a Sale Transaction shall have occurred with respect to ISP or its direct or indirect parent and the Option is not fully vested or does not become fully vested at the time of the consummation of such Sale Transaction, then the Company shall place in trust, for your benefit, an amount (the "Trust Amount") equal to the amount, if any, by which the product of (i) the number of Common Shares into which the Preferred Shares issuable upon exercise of such unvested portion of the Option are convertible, multiplied by (ii) the Sale Value (as hereinafter defined), exceeds the Exercise Price of such unvested portion of the Option. "Sale Value" shall mean (i) if the Company is the entity with respect to which the Sale Transaction shall have occurred and such Sale Transaction is the sale of the stock of, or a merger or consolidation with respect to, the Company, the aggregate consideration received by the holders of Common Stock, divided by the number of shares of Common Stock outstanding (treating as outstanding any SAR Shares) on the date of the consummation of such Sale Transaction or (ii) in the case of any other Sale Transaction, the Book Value immediately after giving effect to the consummation of such Sale Transaction or, if securities of the same class as the Common Shares are then registered under the Exchange Act, the Market Price for the period ending with the date of the consummation of such Sale Transaction. Upon the repurchase by the Company of any Common Shares into which the Preferred Shares issuable upon exercise of such unvested portion of the Option have been converted, you shall be entitled to receive the purchase price therefor shall be the Trust Amount as the sole consideration for the repurchase thereof. The terms of the trust shall provide that if the Option or any portion thereof, any stock appreciation rights relating to the Common Stock or any other stock options relating to the Preferred Stock shall expire unexercised, the Trust Amount and any other amounts deposited for the benefit of persons who as of such date hold any such stock appreciation rights or stock options shall be allocated pro rata among such persons and holders of shares of Common Stock as of the date the Sale Transaction is consummated, subject to the vesting of such stock appreciation rights and stock options.

7. Tag-Along Rights.

     (a) At least ten (10) days prior to the consummation, prior to [seven years after date of grant] and after the Option is exercisable (or if the Option would be exercisable as a result of an Acceleration Event arising from the contemplated sale), of any sale or transfer by any member of the Heyman Group of shares of the Company's Common Stock to any unrelated third party, the Company shall cause those members of the Heyman Group (the "Selling Members") to deliver to you a written notice (a "Sale Notice"), which shall fully disclose the identity of the prospective transferee and the terms and conditions of the proposed sale. The Company shall cause the Selling Members not to consummate any such sale until ten (10) days after the Sale Notice has been mailed to you. You may elect to sell Common Shares owned by you in the contemplated sale by delivering written notice to the Selling Members within seven (7) days of receipt of such Sale Notice. If you elect to sell Common Shares owned by you in the contemplated sale, you will be entitled to sell in the contemplated sale, at the same price and on the same terms applicable to the Selling Members, in amounts bearing the same proportion to your holdings of Common Shares (including shares issuable upon exercise of vested Options, including vesting arising in connection with a related Acceleration Event) as the amounts to be so transferred by the Selling Members bear to the Heyman Group's aggregate holdings of shares of the Company's Common Stock. This Section 7(a) shall apply to any sales or transfers of the Company's Common Stock, excluding sales pursuant to a registration statement in accordance with the Securities Act or in brokerage transactions on a national securities exchange or in the over-the-counter market. The "Heyman Group" shall mean Samuel J. Heyman, Heyman Holdings Associates Limited Partnership (a Connecticut limited partnership the general partner of which is Mr. Heyman and the limited partners of which are partnerships and trusts as to which the children or further issue of Mr. Heyman have the beneficial interests), or any other person or entity controlled by or under common control with Mr. Heyman.

     (b) The Company will cause the Heyman Group not to sell any shares of Common Stock unless the purchaser of such stock agrees to purchase all of the Common Shares that you have elected, and are permitted, to sell pursuant to
Section 7(a).

8. Notices. All notices or other communications under this Agreement shall be given in writing and shall be deemed duly given and received on the third full business day following the date of its mailing by registered or certified mail, return receipt requested, or when delivered personally, as follows:


               (a)  if to the Company:

                    ISP Holdings Inc.
                    c/o ISP Management Company, Inc.
                    1361 Alps Road
                    Wayne, New Jersey 07470
                    Attention: Chief Executive Officer

     or at such other place as the Company shall have designated by notice as herein provided to you; and

     (b) if to you, at your address as it appears below your name on the first page of this Agreement, or at such other address as you shall have designated by notice as herein provided to the Company.

9. Delivery of Notice of Base Book Value. On or prior to March 31, 1997, the Company shall deliver to you a written notice setting forth the Base Book Value.

10. Specific Performance. It is acknowledged that the Company will be irreparably damaged in the event that this Agreement is not specifically enforced. In the event of a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by you, the Company shall, in addition to all other remedies, be entitled (without any bond or other security being required) to a temporary and/or permanent injunction, without showing any actual damage or that monetary damages would not provide an adequate remedy, and/or a decree for specific performance, enjoining such breach or ordering compliance with the provisions of this Agreement.

11. Miscellaneous.

     (a) This Agreement, together with the instruments referred to herein, constitutes the entire agreement of the parties to this Agreement with respect to the subject matter hereof and may not be modified or amended except by a written agreement signed by the Company (following the specific approval of such modification or amendment by the Company's Board of Directors) and you.

     (b) No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     (c) Except as otherwise expressly provided in this Agreement, this Agreement, as amended (including any waivers or consents pursuant to Section 10(b) hereof), shall be binding upon and inure to the benefit of the Company, its successors and assigns, and you and your heirs, personal representatives and assigns; provided, however, that you shall not have the right to assign the Option or any of your rights under this Agreement except as expressly provided herein; and provided further, that nothing contained in this Agreement shall be construed as granting you the right to transfer any of your Preferred Shares or Common Shares except in accordance with this Agreement.


     (d) If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained in this Agreement.

     (e) The section headings contained herein are for convenience only and are not intended to define or limit the contents of any section.

     (f) Nothing in this Agreement shall confer on you any right to continue in the employ of the Company or any subsidiary or affiliate of the Company or any successor to any of them, affect the right of the Company or any such subsidiary, affiliate or successor to terminate your employment at any time, or be deemed a waiver or modification of any provision contained in any agreement between you and the Company or any such subsidiary, affiliate or successor.

     (g) Each party to this Agreement shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

     (h) Whenever the pronouns "he" or "his" are used in this Agreement, they shall also be deemed to mean "she" or "hers" or "it" or "its" whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply.

     (i) This Agreement may be executed in counterparts, all of which taken together shall be deemed one original.

     (j) This Agreement shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be construed and enforced in accordance with the internal laws of that state without regard to the principles of conflicts of law.






                  [Remainder of page intentionally left blank]

     If you are in agreement with the foregoing, please sign and return the extra copy of this Agreement, whereupon this Agreement shall become a binding agreement between you and the Company.

                                                  Very truly yours,


                                                  ISP HOLDINGS INC.


                                                  By:____________________

                                                  Name:__________________

                                                  Title:_________________

AGREED AND ACCEPTED:


------------------------

                                    EXHIBIT A

                                     FORM OF
                           CERTIFICATE OF DESIGNATIONS
                              OF ISP HOLDINGS INC.
                                -----------------

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware

                                -----------------

            We, the undersigned, Senior Vice President and Secretary, respectively, of ISP Holdings Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"), in accordance with the provisions of Section 151 thereof, do hereby certify that the Board of Directors of the Corporation duly adopted the following resolutions by unanimous consent dated as of _____________, 1996:

            RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Certificate of Incorporation of the Corporation, this Board of Directors hereby creates and authorizes the issuance of a series of Series A Cumulative Redeemable Convertible Preferred Stock, par value $.01 per share, and hereby fixes the designation, dividend rate, redemption provisions, voting powers, rights on liquidation, dissolution or winding up, and other preferences and relative, participating, optional or other special rights, and the qualifications, limitations, or restrictions thereof, as follows:

3. Designation. The Preferred Stock created and authorized hereby shall be designated as the "Series A Cumulative Redeemable Convertible Preferred Stock" (the "Series A Preferred Stock"). The number of shares of Series A Preferred Stock shall be ________. The liquidation preference of the Series A Preferred Stock shall be $_____(1) per share (the "Liquidation Preference").

--------------------
(1) $100 multiplied by ISP Holdings Adjustment Factor.

4. Dividends.

     (a) Each holder of a share of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the funds of the Corporation legally available therefor pursuant to the General Corporation Law (the "Legally Available Funds"), cumulative cash dividend payments of $______(2) per share for each full Quarterly Dividend Period (as defined in Section 2(f) hereof) that such share of Series A Preferred Stock is outstanding; provided, however, that if a share of Series A Preferred Stock is not outstanding for a full Quarterly Dividend Period, the dividend payment per share in respect of such partial Quarterly Dividend Period shall be equal to $______(3) multiplied by a fraction, the numerator of which is the number of days such share was outstanding (but not more than thirty (30) days for any calendar month fully occurring in such portion), and the denominator of which is
90. Such dividends, if and to the extend declared, shall be payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year (each, a "Dividend Payment Date"); provided, however, that if any such date is not a Business Day (as defined in Section 2(f) hereof), then the applicable dividend shall be payable, if and to the extent declared, on the next succeeding Business Day. Such dividends shall be fully cumulative.

     (b) Dividends shall accrue (whether or not declared or paid) on each share of Series A Preferred Stock from the date on which such share is issued.

     (c) Quarterly dividends, if and to the extent declared, shall be paid to the holders of record of shares of Series A Preferred Stock as they appear on the stock register of the Corporation on the record date therefor, which record date shall be the December 15, March 15, June 15 and September 15 immediately preceding the Dividend Payment Date relating thereto.

     (d) If dividends are not paid in full, or not declared in full and sums set apart for the payment thereof, on the Series A Preferred Stock and any Capital Stock (as defined in Section 2(f) hereof) of the Corporation ranking on a parity with the Series A Preferred Stock as to the payment of dividends, all dividends

---------------------

(2) [1.5]% of Liquidation Preference.
(3) [1.5]% of Liquidation Preference.

declared upon shares of Series A Preferred Stock and shares of such other stock shall be declared pro rata so that in all cases the amount of dividends declared per share on the Series A Preferred Stock and such other stock share bear to each other the same ratio that accumulated, unpaid dividends per share on the Series A Preferred Stock and such other stock shall bear to each other. Except as provided in the preceding sentence, unless full cumulative dividends on the Series A Preferred Stock have been paid or declared in full and sums set aside for the payment thereof, no dividends shall be declared or paid or set aside for payment, or other distribution made, on any Capital Stock of the Corporation ranking on a parity with or junior to the Series A Preferred Stock as to the payment of dividends, nor shall any such stock be purchased, redeemed or otherwise acquired, except as provided in Section 2(e) hereof, for any consideration (or any payment made to or available for a sinking fund for the redemption of any such stock).

     (e) Except as provided in Section 2(d) hereof, the Corporation may not pay cash dividends or make cash distributions on, or repurchase, redeem or otherwise acquire (except in exchange for shares of Capital Stock ranking junior to the Series A Preferred Stock as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation or options, rights or warrants to acquire such shares) any of its Capital Stock other than Capital Stock ranking senior to the Series A Preferred Stock as to the payment of dividends, if, at such date, there are accumulated, unpaid dividends on the Series A Preferred Stock; provided, however, that the Corporation may purchase outstanding shares of Common Stock from the holders thereof in accordance with the terms and conditions of the Employee Stockholder Agreements (as defined in Section 2(f) hereof).

     (f) The following terms shall have the meanings set forth below:

     "Applicable Date," "Applicable Rate" and "Base Book Value" shall have the respective meanings specified in each Stock Option Agreement entered into between the Corporation and the optionee party thereto.

            "Business Day" means any day other than a Saturday, a Sunday or any other day on which commercial banking institutions in the City of New York are authorized by law to be closed.

            "Capital Stock" of any person means any and all shares, interests, participations or other equivalents (however designated) of equity interests in such person.

            "Common Stock" means the Corporation's common stock, par value $.001 per share, and any securities or property into which the Corporation's Common

Stock may be converted or exchanged pursuant to a recapitalization, stock split, combination, reorganization, merger, exchange or similar transaction.

            "Corporation" means the party named as such in the preamble to this Certificate.

            "Employee Stockholder Agreements" means the agreements among the Company and holders of Common Stock, other than Samuel J. Heyman and his affiliates, and the option agreements relating to the Series A Preferred Stock.

            "person" means any individual, partnership, limited liability company, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or agency, department or instrumentality thereof.

            "Quarterly Dividend Period" means the applicable period from January 1 through the next March 31, from April 1 through the next June 30, from July 1 through the next September 30 or from October 1 through the next December 31.

5. Redemption.

     (a) The Series A Preferred Stock shall be redeemable, at any time in whole or from time to time in part, out of Legally Available Funds, at the option of the Corporation, upon giving notice as provided in Section 3(b) hereof, at the Liquidation Preference thereof plus accumulated but unpaid dividends to the date of redemption.

     (b) At least thirty (30) days but not more than sixty (60) days prior to the date fixed for the redemption of shares of the Series A Preferred Stock pursuant to Section 3(a) hereof (each a

"Redemption Date"), written notice of such redemption shall be mailed to each holder of record of shares of Series A Preferred Stock to be redeemed in a postage prepaid envelope addressed to such holder at his mailing address as shown on the records of the Corporation; provided, however, that no failure of any holder of Series A Preferred Stock to receive such notice nor any defect therein shall affect the validity of the proceeding for the redemption of the shares of Series A Preferred Stock to be redeemed. Each such notice shall state:
(i) the Redemption Date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all of the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder; (iii) the cash redemption price being paid; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed shall cease to accrue on the Redemption Date. On or after the Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed shall present and surrender his certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the redemption price of such shares shall be paid to the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In case fewer than all of the shares represented by such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date (unless default shall be made by the Corporation in payment of the redemption price) all dividends on the shares of Series A Preferred Stock designated for redemption in such notice shall cease to accrue and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price thereof, without interest, upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred (except with the written consent of the Corporation) on the books of the Corporation and such shares shall not be deemed to be outstanding for any purpose whatsoever.

     (c) If fewer than all of the shares of Series A Preferred Stock are to be redeemed, the Board of Directors of the Corporation shall select the shares to be redeemed on such basis as the Board of Directors shall determine in its sole discretion. The Board of Directors shall not be required to redeem shares of Series A Preferred Stock on a pro rata basis. The Board of

Directors may elect to redeem shares of Series A Preferred Stock held by one holder or group of holders and elect not to redeem shares of Series A Preferred Stock held by other holders. Regardless of the method used, the calculation of the number of shares to be redeemed shall be based upon whole shares, such that the Corporation shall in no event be required to issue fractional shares of Series A Preferred Stock or cash in lieu thereof. In the event a method requiring proration is used, the number of shares to be redeemed from a holder shall be rounded downward to the nearest whole number of shares. The holders of Series A Preferred Stock shall have no right to request the Corporation to redeem such shares at any time, and the Corporation shall have no obligation to honor any such request if made.

6. Voting Rights. The holders of Series A Preferred Stock shall be entitled to one vote for each share held on all matters to be voted on by the stockholders of the Corporation and shall vote together as a single class with the holders of Common Stock and the holders of any other class of stock entitled to vote in such manner. The holders of Series A Preferred Stock shall not, except as required by law, be entitled to vote as a separate class. Without limiting the generality of the preceding sentence, a class vote or the consent of the holders of the outstanding shares of Series A Preferred Stock as a separate class shall not be required in connection with: (i) the creation of any class or series of Capital Stock of the Corporation; (ii) any merger, consolidation or transfer of all or substantially all the assets of the Corporation or other transaction involving the Corporation and a third party in which the Corporation is the survivor or in which the Corporation is not the survivor and in which the Series A Preferred Stock shall (a) remain outstanding as an equivalent security of the survivor with no adverse change to the powers, preferences or special rights provided for in this Certificate or (B) be redeemed for an amount per share equal to the Liquidation Preference plus accrued and unpaid dividends; or (iii) any increase in the total number of authorized or issued shares of Capital Stock of any class, including without limitation Series A Preferred Stock.


7. Priority of Series A Preferred Stock in Event of Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the

Series A Preferred Stock shall be entitled to receive, out of the remaining net assets of the Corporation, an amount per share in cash equal to the Liquidation Preference plus all dividends accrued and unpaid on each such share up to the date fixed for distribution before any distribution shall be made to the holders of any Capital Stock of the Corporation ranking junior to the Series A Preferred Stock as to the distribution of assets upon the liquidation, dissolution or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets distributable among the holders of Series A Preferred Stock and any Capital Stock of the Corporation ranking on a parity with the Series A Preferred Stock as to the distribution of assets upon the liquidation, dissolution or winding up of the Corporation shall be insufficient to permit the payment in full to the holders of the Series A Preferred Stock and such other stock of all preferential amounts payable to all such holders, then the assets thus distributable shall be distributed ratably among the holders of the Series A Preferred Stock and any Capital Stock of the Corporation ranking on a parity with the Series A Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full. Except as otherwise provided in this
Section 5, holders of Series A Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation. For the purposes of this Section 5, neither the voluntary sale, lease, conveyance, exchange or transfer (for cash, securities or other consideration) of all or substantially all the property or assets of the Corporation, nor the consolidation or merger of the Corporation with one or more other corporations, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

8. Conversion.

     (a) The holders of shares of Series A Preferred Stock shall have the right, at any time or from time to time, at their option, to convert all or any portion of such shares into shares of Common Stock on the following basis: Each share of Series A Preferred Stock shall be convertible into the number of shares of Common Stock equal to ______(4) divided by the sum of (i) an amount equal

----------------
(4) Liquidation Preference.

to the Base Book Value and (ii) the Interest Amount (as hereinafter defined).

"Interest Amount" means interest on such Base Book Value at the Applicable Rate per annum from the Applicable Date to the date of conversion. The Corporation may, at its option, pay to any holder cash in lieu of any fractional share of Common Stock issuable upon conversion of shares of Series A Preferred Stock.

     (b) In the case of a redemption pursuant to Section 3 hereof of any shares of Series A Preferred Stock, the right of conversion under this Section 6 shall cease and terminate, as to the shares to be redeemed, at the close of business on the second day preceding the date fixed for such redemption, unless default shall be made in the payment of the Redemption Price for the shares to be so redeemed.

     (c) In order to convert shares of Series A Preferred Stock into shares of Common Stock pursuant to the right of conversion set forth in Section 6(a), the holder thereof shall surrender the certificate or certificates representing Series A Preferred Stock, duly endorsed to the Corporation or in blank, at the principal office of the Corporation and shall give written notice to the Corporation that such holder elects to convert the same. Within five (5) business days, the Corporation shall deliver at said office to such holder of Series A Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Shares of Series A Preferred Stock shall be deemed to have been converted as of the date of the surrender of such shares for conversion as provided above, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the holder thereof to the rights of the shares of Series A Preferred Stock represented thereby to the same extent as if the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

     (d) The issuance of certificates for shares of Common Stock upon the conversion of shares of Series A Preferred Stock shall be made without charge to the converting stockholder for any original issue or transfer tax in respect of the issuance of such certificates and any such tax shall be paid by the Corporation.

     (e) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of Series A Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion of all shares of Series A Preferred Stock at the time outstanding. The Corporation shall take at all times such corporate action as shall be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of Series A Preferred Stock in accordance with the provisions hereof, free from all taxes, liens, charges and security interests with respect to the issue thereof. The Corporation will, at its expense, use its best efforts to cause such shares to be listed (subject to issuance or notice of issuance) on all stock exchanges, if any, on which the Common Stock may become listed.

9. Cancellation of Reacquired Series A Preferred Stock. Shares of Series A Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of preferred stock undesignated as to series and may be redesignated and reissued as part of any series of preferred stock.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed on its behalf, this ___ day of _____________, 1997.

                                                 ISP HOLDINGS INC.


                                                 By:________________________
                                                    Senior Vice President


ATTEST:

---------------------------
Secretary
(Corporate Seal)